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                                                                   EXHIBIT 23(a)





INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement Nos. 33-94124 on Form S-8 and 33-94116 on Form S-3 of Malan Realty Investors, Inc. of our report dated January 29, 1997, appearing in this Annual Report on Form 10-K of Malan Realty Investors, Inc. for the year ended December 31, 1996.




Deloitte & Touche LLP
Detroit, Michigan
March 17, 1997